                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated March 21, 2007, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 14, 2007, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Annuity Separate Account III, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Condensed Financial Information" in such Registration Statement.



PricewaterhouseCoopers LLP



New York, New York
April 10, 2007